UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2014

iWallet Corporation

(Exact name of small business issuer as specified in its charter)

Nevada	27-1830013
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7394 Trade Street, San Diego, California 92121
(Address of principal executive offices)

1-800-508-5042
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2014, our Board of Directors appointed Jack B. Chadsey to serve as our new Chief Executive Officer and as a member of our Board of Directors. Mr. Chadsey’s work experience spans over 30 years of senior management positions with some of the premier big box and specialty store retailers. Since January of 2006, Mr. Chadsey has been the principal of Brickell Business Ventures, Inc., a private equity investment and consulting practice focused on emerging growth opportunities. In 2005, he was the Chairman and CEO of Musicland Group, Inc., a privately held entertainment company which operated over 1,000 stores. From 1995 to 2004, Mr. Chadsey served as Chairman of Illimunations, an upscale candle and home accessories company which grew to over 100 retail locations during his tenure. From 1997 to 2001, he was Chairman and CEO of Lids, Inc. From 1989 to 1997, Mr. Chadsey served as the President and CEO of Sunglass Hut, International. During his time with Sunglass Hut, Mr. Chadsey led the company through a recapitalization, an initial public offering, and subsequent follow-on offerings in an effort to fund the internal growth and store expansion needs of the company. From 1984 to 1989, he served as President and CEO of Branden’s, a chain of big box home specialty stores owned by Target/ Dayton Hudson Corporation. From 1984 to 1986, he served as VP and Merchandise Manager for the Home Division of Target Corporation. From 1981 to 1984, he served as Sr. VP, GMM and executive committee member responsible for developing and implementing merchandising and marketing strategies for the home, hardlines, and active apparel divisions of Kohl’s Department Stores. Mr. Chadsey holds a B.S. in Business Administration from the University of Arkansas.

Our former CEO, Steven Cabouli, will continue to serve as our President and a member of our Board of Directors.

Also on September 8, 2014, our Board of Directors approved an Executive Employment Agreement (the “Agreement”) with Mr. Chadsey. Under the Agreement, Mr. Chadsey will serve as our CEO and a member of the Board for three (3) years. He will be paid a minimum base annual salary of $150,000, subject to annual review. In addition to annual salary, the Agreement provides Mr. Chadsey with a grant of common stock equal to a total of fifteen percent (15%) of our issued and outstanding common stock, or 4,398,207 shares under current figures. The stock grant will vest in annual phases over the course of the term of the agreement. The Agreement with Mr. Chadsey contains numerous additional terms and covenants and should be reviewed in its entirety for the additional information.

Our newly-appointed Chief Executive Officer and Director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement with Jack B. Chadsey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iWallet Corporation

/s/ Jack B. Chadsey

Jack B. Chadsey

Chief Executive Officer

Date: September 9, 2014

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